UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2008 (April 11, 2008)

ORION ETHANOL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-15579	87-0348444
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

307 S. Main
Pratt, Kansas 67124
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (620) 672-2814

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

Orion Ethanol, Inc. (the “Company”) owns 62% of the membership interests of Gateway Ethanol, L.L.C., a Kansas limited liability company (“Gateway”). On March 30, 2006, Gateway and Dougherty Funding, LLC, a Delaware limited liability company (“Dougherty”) entered into a Loan and Security Agreement (the “Agreement”) to provide senior debt financing for construction and operation of a 55 million gallon per year dry-grind ethanol plant near Pratt, Kansas (the “Pratt Facility”). Pursuant to the Agreement, Dougherty agreed to loan Gateway $54,300,000 to defray the costs of constructing the Pratt Facility. The loan has the following provisions:

•	Rate of prime rate as published on the 1st day of the month in the Wall Street Journal plus 175 basis points;
•	A maturity date of March 31, 2011;
•	A ten-year amortization schedule; and
•	A debt service reserve of $4.15 million to be funded by 75% of Pratt facilities free cash flow.

The real estate and water rights owned in connection with the Pratt Facility are subject to a Mortgage and Security Agreement and Fixture Financing Statement dated March 30, 2006 (the “Mortgage”) in favor of Dougherty in the principal sum of $54,300,000, representing indebtedness to be drawn upon during the construction of the Pratt Facility.

Also on March 30, 2006, Gateway and Dougherty entered into a Tax Increment Secured Promissory Note to provide funding for the Pratt Facility (the “Note”). Pursuant to the Note, Dougherty agreed to advance Gateway $11,340,000 against future revenues from a Property Tax Increment Rebate Agreement between Gateway and Pratt County, Kansas dated February 1, 2006. The promissory note has the following provisions:

•
An initial rate of 8.75% to be adjusted on the third, sixth and ninth anniversaries of the note to a rate per annum equal to the sum of the three-year U.S. Treasury Note constant maturity index and 4.25%;

•	A maturity date of February 1, 2017; and
•
Interest is payable monthly beginning April 1, 2006 through February 1, 2007 and annually thereafter on February 1 of each year, commencing on February 1, 2008. The principal of the Note shall be payable on each February 1 commencing February 1, 2008.

For more information regarding the terms of the load and a full copy of the Agreement, the Mortgage and the Note, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 29, 2006.

On April 11, Gateway received a notice of default (the “Notice”) from Dougherty in which Dougherty alleged that there were certain events of default have occurred and are continuing under the Agreement, including (i) eight events of default under the Mortgage, which in turn constitute events of default under the Agreement, for failure to make payments to specified parties, which in the aggregate exceed $2,025,000, and (ii) eighteen events of default for failure to meet performance standards and for the other events of default under the Mortgage. Dougherty advised Gateway in the Notice that it was exercising its rights pursuant to the Agreement and the Mortgage, and declared that the entire unpaid principal balance the Note, together with accrued, but un-paid, interest thereon and all other charges, amounts, obligations and liabilities of Gateway to Dougherty under the Agreement and the Note to be immediately due and payable. As of April 1, 2008, there was $53,424,313.63 due to Dougherty under the Agreement.

Gateway is evaluating the merits of the events of default claimed in the Notice, and is working with Dougherty to resolve or otherwise cure the alleged events of default.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Ethanol, Inc.

By: /s/ Joshua N. Barker
Joshua N. Barker
President and Co-Chief Executive Officer

Dated: April 17, 2008